                           MARINE MIDLAND BANK
                 MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICER'S CERTIFICATE
                 --------------------------------------------




           The undersigned, a duly authorized representative of Marine Midland Bank, as Servicer ("Marine Midland") pursuant to a Pooling and Servicing Agreement, dated as of June 27, 1991
     (the "Agreement"), between Marine Midland Bank, as Transferor and Servicer, and Manufacturers and Traders Trust Company, as Trustee, does hereby certify as follows:

            1. Capitalized terms used in the Monthly
               Reports attached to this Certificate have their respective meanings as set forth in the Agreement.

            2. Marine Midland Bank is, as of the date hereof,
               the Servicer under the Agreement.

            3. The undersigned is a Servicing Officer.

            4. This Certificate relates to the Distribution
               Date occurring on March 15, 1995. This distribution is for the February, 1995 Collection Period.

            5. No Early Amortization Event or Event of Servicing
               Termination has occurred since the prior
               Determination Date.

           IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Certificate this 15th day of March, 1995.



                                        MARINE MIDLAND BANK
                                          as Servicer,


                                        By: John P. DeLuca Jr.
                                      -------------------------------

                                             John P. DeLuca Jr.
                                             Servicing Officer

                         MARINE MIDLAND BANK                 Page 1 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
                     --------------------------------------


 Collection Period:         Feb-95                # of
                                                 Accounts        Dollars
                                               ------------  ---------------
 Principal Balances Remaining:
 ------------------------------

  - Investor Certificate Principal Balance                    $61,579,473.52
  - Transferor Principal Balance                              267,141,825.87
                                                             ---------------
    Total                                           11,511   $328,721,299.39
                                               ============  ===============

 Aggregate Amount of Additional Balances
 Created During Prior Collection Period:                                0.00


 Pool Factor                                                       0.1539487

                                                  Allocation
 Collections:                                     Percentage      Amount
 ------------------------------                  ----------- ----------------
  Principal
  ---------
   - Investor Principal Collections               74.50574%    $6,889,745.03
   - Transferor Principal Collections             25.49426%     2,308,939.19
                                                 ----------    --------------
   Total Principal Collections                   100.00000%    $9,198,684.22

  Interest
  --------
   - Investor Interest Collections                20.50621%      $573,281.59
   - Transferor Interest Collections              79.49379%     2,222,366.65
                                                 ----------    --------------
   Total Interest Collections                    100.00000%    $2,795,648.24

     Total Collections                                        $11,994,332.46
                                                              ==============

 Required Amount:                                                      $0.00

                           MARINE MIDLAND BANK                     Page 2 of 5
                MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                          MONTHLY SERVICING REPORT
                        -------------------------------

   Collection Period:               Feb-95

                                                      Allocation
   Liquidation Loss Amounts                           Percentage      Amount
   ------------------------------                     ----------   -----------
  Aggregate Investor Liquidation Loss Amount          20.50621%     $13,745.72
  Transferor Amount                                   79.49379%      53,286.24
                                                      ----------    -----------
  Aggregate Liquidation Loss Amount                  100.00000%     $67,031.96
                                                      ==========    ===========

    - Investor Certificate Principal Balance                             $0.00
      Loss Deduction Amounts Not Previously
      Reimbursed

    - Investor Principal Loss Interest Amount                            $0.00

    - Accrued and Unpaid Investor Certificate
      Principal Loss Interest Amount                                     $0.00

    - Investor Portion of Net Liquidation Proceeds                       $0.00

    - Aggregate Unreimbursed Investor Certificate
      Principal Balance Loss Deduction Amount                            $0.00


                                                                       Loan
                                                       Number         Balance
                                                       -------       ---------
  Mortgage Loans in Foreclosure                             56   $3,820,775.64

  Book Value of Property Acquired                            6     $432,772.78
  through Foreclosure

                                                       # of       Outstanding
  Delinquencies:                                       Accounts   Dollars
  ----------------                                     --------- -------------
  30-59 Days                                               158   $6,034,237.03
  60-89 Days                                                44    2,121,662.65
  Over 90 Days                                              54    3,552,046.22
                                                        ------  --------------
    Total Contracts Delinquent                             256  $11,707,945.90
                                                        ======  ==============

 Delinquencies ($'s) as a Percent of Outstandings                        3.52%

 Cumulative Net Charge offs as a % of Beginning Balance                  0.34%


                         MARINE MIDLAND BANK                    Page 3 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
                      -------------------------------

 Collection Period:                    Feb-95

 Investor Certificate Rate:              6.69%

 Investor Monthly Servicing Fee                                 $26,632.26

                                                                Amount
 Distributions to                                             Per $1,000
  Investor Certificateholders                     Amount      Certificate
 ----------------------------                   -----------   -----------
 Investor Principal Collections                $6,889,745.03     $17.22436
 Aggregate Investor Liquidation Loss Amount        13,745.72          0.03
 Investor Certificate Interest                    356,339.69       0.89085
                                              --------------     ---------
   Total Investor Certificate                  $7,259,830.44     $18.14958
     Distribution Amount                      ==============     =========


 - Current Period Unpaid Investor                      $0.00
    Certificate Interest Shortfall

 - Distribution of Unpaid Investor                     $0.00
    Certificate Interest Shortfall

 - Remaining Unpaid Investor                           $0.00
    Certificate Interest Shortfall

 - Retransfer Deposit Amount to Be Distributed         $0.00
    to Investor Certificateholders

 - Accrued and Unpaid Investor Monthly Servicing
   Fees for Previous Collection Periods                $0.00

 Distribution to Cash Collateral Depositor
  for application in accordance with
  the Cash Collateral Loan Agreement                           $176,563.91

                         MARINE MIDLAND BANK                     Page 4 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
                     -----------------------------



 Collection Period:          Feb-95




 Cash Collateral Account
 -----------------------
 Beginning Balance                                $38,000,000.00

 Plus: Deposit to Cash Collateral Account                   0.00

 Less: Withdrawals                                          0.00
                                                    ------------
    Available Cash Collateral Amount              $38,000,000.00
    for Next Distribution Date:                    =============


 Available Cash Collateral Amount
 as a Percent of Investor Certificate
 Principal Balance                                         61.71%


                         MARINE MIDLAND BANK            Page 5 of 5
              MARINE MIDLAND HOME EQUITY LOAN TRUST 1991-A
                        MONTHLY SERVICING REPORT
           ------------------------------------------




           Marine Midland Home Equity Loan Trust 1991-A
                     Investor Certificate Rate



         The following rate has been determined in accordance with the Marine Midland Home Equity Loan Trust 1991-A Pooling and Servicing Agreement.

         The Interest Period for the next Distribution Date begins
         March 15, 1995 and ends April 16, 1995 (33 Days).


          Money Market Yield:
          -------------------
           CP Rate X 360/(360 - (CP Rate X # of Days in
                                  Interest Period))

           CP Rate                                            6.07%
           # of Days in Interest Period                         33
           Money Market Yield                                 6.10%

          Spread
          -------------------
           58 Basis Points                                    0.58%
                                                            -------
         Investor Certificate Rate for
         April 17, 1995 Distribution:                         6.68%
                                                            =======




                         Prepared by:


                                       John P. DeLuca, Jr.
                                       ---------------------
                                       John P. DeLuca, Jr.
                                       Servicing Officer
